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                                                            Exhibit 99.2.K(iv)





                              COLLATERAL AGREEMENT

                                     Among

                             [Selling Shareholder],

                                  As Pledgor,

                   THE BANK OF NEW YORK, As Collateral Agent

                                      and

                                 DECS TRUST II

                                  Dated as of

                                     , 1997




The following is a form of Collateral Agreement for non-individual Sellers. A substantially identical agreement for each Seller will be entered into. Alternative language for the Collateral Agreements of Sellers that will pledge Multiple Voting Shares is indicated by brackets ({ }).


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     The following Table of Contents has been inserted for convenience of reference only and does not constitute a part of the Collateral Agreement.

                               TABLE OF CONTENTS

SECTION

1.   The Security Interests.                                               1

2.   Definitions.                                                          3

3.   Representations and Warranties of the Pledgor.                        6

4.   Representations and Warranties of the Collateral Agent.               7

5.   Certain Covenants of the Pledgor.                                     8

6.   Administration of the Collateral and Valuation of the Securities.     9

7.   Income and Voting Rights on Collateral.                              14

8.   Remedies upon Events of Default.                                     15

9.   The Collateral Agent.                                                18

10.  Miscellaneous.                                                       21

11.  Termination of Collateral Agreement.                                 23

12.  No Personal Liability of Trustees.                                   23

Exhibit A - Certificate for Substituted Collateral

Exhibit B - Certificate for Additional Collateral



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                              COLLATERAL AGREEMENT

     THIS COLLATERAL AGREEMENT (the "Agreement"), dated as of _________, 1997, among [Selling Shareholder] (the "Pledgor"), a corporation organized under the laws of [the Province of Ontario] [Canada], The Bank of New York, a New York banking corporation, as collateral agent (the "Collateral Agent") hereunder for the benefit of DECS Trust II, a statutory business trust organized under the Business Trust Act of the State of Delaware (such trust and the trustees thereof acting in their capacity as such being referred to herein as the "Trust" or "Purchaser"), and the Trust;

                              W I T N E S S E T H:

     WHEREAS, pursuant to the Forward Purchase Agreement (the "Forward Purchase Agreement"), dated as of _________, 1997, between the Pledgor and Purchaser, the Pledgor has agreed to sell and Purchaser has agreed to purchase subordinate voting shares, without par value (the "Subordinate Voting Shares"), of Royal Group Technologies Limited, a corporation organized under the laws of Canada (the "Company"), subject to the terms and conditions of the Forward Purchase Agreement;

     NOW, THEREFORE, to secure the performance by the Pledgor of its obligations under the Forward Purchase Agreement and to secure the observance and performance of the covenants and agreements contained herein and in the Forward Purchase Agreement, the parties hereto agree as follows:

     1. The Security Interests.

     In order to secure the observance and performance of the covenants and agreements contained herein and in the Forward Purchase Agreement:

           (a) Security Interests. The Pledgor hereby grants, sells, conveys, assigns, transfers and pledges unto the Collateral Agent, as agent of and for the benefit of the Trust, a security interest in and to, and a lien upon and right of set-off against, all of Pledgor's right, title and interest in and to (i) the Pledged Items described in paragraph{s} (b){ and (c)}; (ii) all additions to and substitutions for such Pledged Items;
      (iii) all income, proceeds and collections received or to be received, or derived or to be derived, now or any time hereafter from or in connection with the Pledged Items (whether such proceeds arise before or after the commencement of any proceeding under any applicable bankruptcy, insolvency or other similar law, by or against the Pledgor with respect to the Pledgor); and (iv) all powers and rights now owned or hereafter acquired under or with respect to the Pledged Items (such Pledged Items, additions, substitutions, income proceeds, collections, powers and rights being herein collectively called the "Collateral"). The Collateral Agent shall have all of the rights, remedies and recourses with respect to the Collateral afforded a secured party by the New York Uniform Commercial Code, in addition to, and not in limitation of, the other rights, remedies and recourses afforded to the Collateral Agent by this Agreement.



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           (b) Advance Payment Date.  At the Advance Payment Date, the Pledgor
      shall deliver to the Collateral Agent in pledge hereunder one or more certificates in registered form representing in the aggregate ___________ Subordinate Voting Shares, indorsed in blank or in the name of the Collateral Agent for the benefit of the Trust (together with all signature guarantees and any other documents necessary to permit the Collateral Agent to effect the re-registration of such Subordinate Voting Shares without further action by the Pledgor) or, if such Subordinate Voting Shares are not issuable in certificated form but are held in book entry form by The Depository Trust Company, the Pledgor shall transfer such number of Subordinate Voting Shares to an account of the Collateral Agent or to an account (other than an account of the Pledgor) designated by the Collateral Agent with The Depository Trust Company. {At the Advance Payment Date, the Pledgor may deliver in lieu of any or all Subordinate Voting Shares to be delivered pursuant to this Section 2(b) multiple voting shares of the Company ("Multiple Voting Shares") at the ratio of one Multiple Voting Share for every Subordinate Voting Share otherwise deliverable at such time. Such Multiple Voting Shares shall be delivered in the Province of Ontario to CIBC Mellon Trust Company, as sub-collateral agent (the "Sub-Collateral Agent") for the Collateral Agent, indorsed in blank or in the name of the [Sub-Collateral Agent][Collateral Agent] for the benefit of the Trust (together with all signature guarantees and any other documents necessary to permit the Sub-Collateral Agent to effect the re-registration of such Multiple Voting Shares without further action by the Pledgor)}.

           {(c) Additional Closing Date. Effective upon and subject to the receipt by the Pledgor of the Additional Purchase Price, at the Additional Closing Date, the Pledgor shall deliver to the Collateral Agent in pledge hereunder one or more certificates in registered form representing in the aggregate a number of Subordinate Voting Shares equal to the Additional Share Base Amount, indorsed in blank or in the name of the Collateral Agent for the benefit of the Trust (together with all signature guarantees and any other documents necessary to permit the Collateral Agent to effect the re-registration of such Subordinate Voting Shares without further action by the Pledgor) or, if such Subordinate Voting Shares are not issuable in certificated form but are held in book entry form by The Depository Trust Company, the Pledgor shall transfer such number of Subordinate Voting Shares to an account of the Collateral Agent or to an account (other than an account of the Pledgor) designated by the Collateral Agent with The Depository Trust Company.}

           (c){(d)} Reregistration. Immediately following the Advance Payment Date {and the Additional Closing Date}, the Collateral Agent shall cause all certificates for Subordinate Voting Shares {or Multiple Voting Shares} delivered pursuant to Section 1(b){ or 1(c)} above to be re-registered on the books of the transfer agent for the Subordinate Voting Shares {or Multiple Voting Shares}into the name of the Collateral Agent or its nominee {including the Sub-Collateral Agent}, and shall thereafter maintain them in such form until the termination of this Agreement; provided, however, that at any time following the Advance Payment Date {or the Additional Closing Date,}, as applicable, the Collateral Agent may cause any such certificates for the Subordinate


                                        2



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Voting Shares to be deposited with The Depository Trust Company and thereafter hold such certificates in book-entry form.

     2. Definitions.

     Capitalized terms used and not otherwise defined herein shall have the meanings ascribed to them in the Forward Purchase Agreement. Capitalized terms used herein shall have the meanings as follows:

     {"Additional Closing Date" has the meaning specified in Section 1.3(b) of the Forward Purchase Agreement.}

     "Authorized Representative" of the Pledgor means any officer or other representative as to whom Pledgor shall have delivered notice to the Collateral Agent that such officer or other representative is authorized to act hereunder on behalf of Pledgor.

     "Business Day" has the meaning specified in the Forward Purchase Agreement.

     "Canadian Business Day" means any day that is not a Saturday, a Sunday or a day on which The Toronto Stock Exchange or banking institutions or trust companies in The City of Toronto are authorized or obligated by law or executive order to close.

     Cash Delivery Obligations" means, at any time (A) if no Adjustment Event shall have occurred prior to such time, zero, and (B) from and after any Adjustment Event, the product of: (i) the Initial Share Base Amount plus the Additional Share Base Amount (if any) and (ii) the Transaction Value of any property other than Reported Securities received by the Pledgor in such Adjustment Event, multiplied successively by each number by which the Exchange Rate shall have been multiplied on or prior to the Adjustment Event pursuant to the adjustments provided for under Section 6.1 of the Forward Purchase Agreement.

     "CDS & Co." means the Canadian Depositary for Securities Limited.

     "Collateral" has the meaning specified in Section 1(a).

     "Collateral Agent" means the financial institution identified as such in the preliminary paragraph hereof, or any successor appointed in accordance with
Section 9.

     "Collateral Agreement" means this Collateral Agreement and any exhibits hereto.

     "Collateral Event of Default" has the meaning specified in Section 6(e).

     "Collateral Requirement" means, as of any date and with respect to: (i) any Subordinate Voting Shares, 100%; (ii) any Reported Securities, 100%; (iii) any U.S. Government Securities pledged in respect of Cash Delivery Obligations, 105%; and (iv) any other U.S. Government Securities, 150%, provided that upon and after any failure to cure an Insufficiency Determination by 4:00 p.m. New York City time on the Canadian Business Day following telephonic notice of such Insufficiency Determination as described in Section 6(e), which


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insufficiency shall be continuing on such Canadian Business Day, the Collateral
Requirement relating to any U.S. Government Securities (other than U.S. Government Securities pledged in respect of Cash Delivery Obligations) shall be 200%. The portion of any pledged U.S. Government Securities that shall be deemed at any time to be in respect of Cash Delivery Obligations shall be as provided in Section 6(e).

     "Delivery Date" has the meaning specified in Section 8(a).

     "Eligible Collateral" means (i) Subordinate Voting Shares {or Multiple Voting Shares}, (ii) U.S. Government Securities and (iii) from and after any Adjustment Event, Reported Securities, provided, in each case, that (A) the Pledgor has good and marketable title thereto, free of all Liens (other than the Liens created by this Collateral Agreement and Transfer Restrictions {other than the Transfer Restriction created by the Stock Control Agreement}, and (B) the Collateral Agent has a valid, first priority perfected security interest therein and first lien thereon, and provided further that to the extent the number of Subordinate Voting Shares{, Multiple Voting Shares} or Reported Securities pledged hereunder exceeds at any time the Maximum Deliverable Number thereof, such excess shares shall not be Eligible Collateral.

     "Event of Default" means the occurrence of: (i) an event described in clause (a) or (b) of Article VII of the Forward Purchase Agreement, (ii) a Collateral Event of Default, (iii) a failure by Pledgor to have caused the Collateral to meet the requirements described in Section 5(d) hereof, (iv) if an Adjustment Event shall have occurred prior to the Sale Date, failure by Pledgor to cause to be delivered to Purchaser on the Sale Date the consideration then required to be delivered pursuant to Section 6.2 of the Forward Purchase Agreement or (v) if Pledgor shall have exercised its Cash Delivery Option, a failure by the Pledgor to deliver cash on the Sale Date in the amount required under Section 1.3(d) of the Forward Purchase Agreement.

     "Independent Officer" has the meaning specified in Section 3(f).

     "Ineligible Collateral" means Collateral that does not constitute "Eligible Collateral."

     "Lien" means any lien, mortgage, security interest, pledge, charge or encumbrance of any kind.

     "Market Value" means, as of any date: (a) with respect to any Subordinate Voting Shares {or Multiple Voting Shares }(except as otherwise provided in
Section 6(e)(2)), the Closing Price {of the Subordinate Voting Shares }on such date; (b) with respect to any U.S. Government Security, the product of (x)(i) the average unit bid price for such security as published on the Trading Day prior to such date in the New York edition of The Wall Street Journal or The New York Times or, if not so published, (ii) the lower bid price quoted (which quotation shall be evidenced in writing) on the Trading Day prior to such date by either of two nationally recognized dealers making a market in such security which are members of the National Association of Securities Dealers, Inc. and
(y) the number of such units comprised in the outstanding principal amount of such U.S. Government Security; and (c) with respect to any


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unit of Reported Securities, the Closing Price thereof on the Trading Day prior to such date; provided that the "Market Value" of any Ineligible Collateral shall be zero.

     "Maximum Deliverable Number" means, on any date, with respect to the Subordinate Voting Shares, the product of the Initial Share Base Amount plus the Additional Share Base Amount (if any), multiplied successively by each number by which the Exchange Rate shall have been multiplied on or prior to such date pursuant to the adjustments provided for under Section 6.1 of the Forward Purchase Agreement. The Maximum Deliverable Number of Reported Securities means, on any date, the product of (i) the Initial Share Base Amount plus the Additional Share Base Amount (if any) and (ii) the number of Reported Securities received by the Pledgor in the Adjustment Event for each share of Subordinate Voting Shares, multiplied successively by each number by which the Exchange Rate shall have been multiplied on or prior to such date and after the date of such Adjustment Event pursuant to the adjustments provided for under Article VI of the Forward Purchase Agreement.

     "Parent" has the meaning specified in Section 3(f).

     "Person" means an individual, a corporation, a partnership, an association, a limited liability company, a trust or any other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

     "Pledge Value" means, as of any date and with respect to any particular type of Collateral, an amount equal to the aggregate Market Value of such Collateral divided by the Collateral Requirement for such Collateral.

     "Pledge Value Requirement" means, as of any date, (a) the aggregate Market Value on such date of the Maximum Deliverable Number of Subordinate Voting Shares and/or, from and after an Adjustment Event, Reported Securities, on such date plus (b) from and after an Adjustment Event, the Cash Delivery Obligations.

     "Pledged Items" means, as of any date, any and all securities and instruments delivered by the Pledgor to be held by the Collateral Agent under this Collateral Agreement as Collateral, whether Eligible Collateral or Ineligible Collateral.

     "Prior Collateral" has the meaning specified in Section 6(b)(i) hereof.

     "Responsible Officer" means, when used with respect to the Collateral Agent, any vice president, assistant vice president, assistant treasurer or assistant secretary located in the division or department of the Collateral Agent responsible for performing the obligations of the Collateral Agent under this Collateral Agreement, or in any other division or department of the Collateral Agent performing operations substantially equivalent to those performed by such division or department pursuant hereto, or any other officer of the Collateral Agent or any successor Collateral Agent customarily performing functions similar to those performed by any of the aforesaid officers, and also means, with respect to any matter relating to this Collateral Agreement or the Collateral, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject.


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     {"Stock Control Agreement" means the stock control agreement, dated as of
November 30, 1994, among the holders of the Multiple Voting Shares, the Company and CIBC Mellon Trust Company, as successor to The R-M Trust Company, as amended.}

     "Transfer Restriction" means, with respect to any item of Collateral, any condition to or restriction on the ability of the holder thereof to sell, assign or otherwise transfer such item of Collateral or to enforce the provisions thereof or of any document related thereto whether set forth in such item of Collateral itself or in any document related thereto, including, without limitation, (i) any requirement that any sale, assignment or other transfer or enforcement of such item of Collateral be consented to or approved by any Person, including, without limitation, the issuer thereof or any other obligor thereon, (ii) any limitations on the type or status, financial or otherwise, of any purchaser, pledgee, assignee or transferee of such item of Collateral, (iii) any requirement of the delivery of any certificate, consent, agreement, opinion of counsel, notice or any other document of any Person to the issuer of, any other obligor on or any registrar or transfer agent for, such item of Collateral, prior to the sale, pledge, assignment or other transfer or enforcement of such item of Collateral and (iv) any registration or qualification requirement for such item of Collateral pursuant to any Canadian or U.S. federal, provincial or state securities law; provided that the required delivery of any assignment from the seller, pledgor, assignor or transferor of such item of Collateral, together with any evidence of the corporate or other authority of such Person, shall not constitute a "Transfer Restriction."

     "Trustee" or "Trustees" means any trustee or trustees of the Trust identified on the signature pages hereto, or any successor as such trustee or trustees.

     "UCC" means the Uniform Commercial Code as in effect in the State of New York.

     "U.S. Government Securities" means direct obligations of the United States of America that mature on a date that is one year or less from the date such obligations are pledged hereunder, but in any event prior to the Sale Date.

     3. Representations and Warranties of the Pledgor.

     The Pledgor hereby represents and warrants to the Collateral Agent and the Trust that:

          (a) Corporate Existence and Power. The Pledgor is a corporation, duly incorporated, validly existing and in good standing under the laws of the jurisdiction of its incorporation, and has all corporate powers and all material governmental licenses, authorizations, consents and approvals required to enter into, and perform its obligations under, this Collateral Agreement.

          (b) Authorization and Non-Contravention. The execution, delivery and performance by the Pledgor of this Collateral Agreement have been duly authorized by all necessary corporate action on the part of the Pledgor (no action by the shareholders of the Pledgor being required) and do not and will not violate, contravene or constitute a


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     default under any provision of applicable law or regulation or of the charter or by-laws of the Pledgor or of any material agreement, judgment, injunction, order, decree or other instrument binding upon the Pledgor. The Pledgor is not in default under any agreement by which the Collateral may be bound and no litigation, arbitration or administrative proceedings are current or pending, which default, litigation, arbitration or administrative proceedings are material to the Collateral in the context of this Collateral Agreement.

          (c) Binding Effect. This Collateral Agreement constitutes a valid and binding agreement of the Pledgor enforceable against the Pledgor in accordance with its terms.

          (d) No Transfer Restrictions. Except for any legend with respect to restrictions pursuant to applicable Canadian or U.S. federal, provincial or state securities laws on transfer of the Subordinate Voting Shares {or Multiple Voting Shares }pledged by the Pledgor hereunder which appears on the [face] [back] of the certificates representing such Subordinate Voting Shares or Multiple Voting Shares (and which (i) will not be applicable to the delivery of any such Subordinate Voting Shares on the Sale Date and
     (ii) will be removed at the request of the Collateral Agent to the transfer agent for the Subordinate Voting Shares prior to the Sale Date), no Transfer Restrictions exist with respect to or otherwise apply to the assignment of, or transfer by the Pledgor of possession of, any items of Collateral to the Collateral Agent hereunder, or the subsequent sale or transfer of such items of Collateral by the Collateral Agent pursuant to the terms hereof. {Such Seller has all authorization and approval required under the Stock Control Agreement to pledge and assign any Multiple Voting Shares pledged and assigned as Collateral hereunder.}

          (e) Title to Collateral; Perfected Security Interest. The Pledgor has good and marketable title to the Pledged Items, free of all Liens (other than the Lien created by this Collateral Agreement {(other than the Transfer Restriction created by the Stock Control Agreement)} and Transfer Restrictions. Upon delivery of the Pledged Items described in paragraph{s}
     (b) {and (c)} of Section 1 to the Collateral Agent hereunder, the Collateral Agent will obtain a valid, first priority perfected security interest in, and a first lien upon, such Pledged Items subject to no other Lien. None of the Collateral is or shall be pledged by the Pledgor as collateral for any other purpose.

     4. Representations and Warranties of the Collateral Agent.

     The Collateral Agent represents and warrants to the Pledgor and the Trust that:

          (a) Corporate Existence and Power. The Collateral Agent is a banking corporation, duly incorporated, validly existing and in good standing under the laws of the jurisdiction of its incorporation, and has all corporate powers and all material governmental licenses, authorizations, consents and approvals required to enter into, and perform its obligations under, this Collateral Agreement.


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                 (b) Authorization and Non-Contravention.  The execution,
      delivery and performance by the Collateral Agent of this Collateral Agreement have been duly authorized by all necessary corporate action on the part of the Collateral Agent (no action by the shareholders of the Collateral Agent being required) and do not and will not violate, contravene or constitute a default under any provision of applicable law or regulation or of the charter or by-laws of the Collateral Agent or of any material agreement, judgment, injunction, order, decree or other instrument binding upon the Collateral Agent.

                 (c) Binding Effect. This Collateral Agreement constitutes a valid and binding agreement of the Collateral Agent enforceable against the Collateral Agent in accordance with its terms.

                 (d) Section 17(f) Qualification. The Collateral Agent is qualified to act as a custodian under Section 17(f) of the Investment Company Act of 1940, as amended (the "Investment Company Act").

           5. Certain Covenants of the Pledgor.

     The Pledgor agrees that, so long as any of its obligations under the Forward Purchase Agreement remain outstanding:

                 (a) Title to Collateral. The Pledgor shall at all times hereafter have good and marketable title to the Collateral pledged hereunder, free of all Liens (other than the Liens created by this Collateral Agreement and Transfer Restrictions {(other than the Transfer Restriction created by the Stock Control Agreement)} and, subject to the terms of this Collateral Agreement, will at all times hereafter have good, right and lawful authority to assign, transfer and pledge such Collateral and all such additions thereto and substitutions therefor under this Collateral Agreement.

                 (b) Pledge Value Requirement. The Pledgor shall cause the aggregate Pledge Value of the Collateral to be equal to or greater than the Pledge Value Requirement at all times, and shall pledge additional Collateral in the manner described in Section 6(d) as necessary to cause such requirement to be met.

                 (c) Pledge upon Adjustment Event. Upon the occurrence of an Adjustment Event, the Pledgor shall immediately cause to be delivered to the Collateral Agent, in the manner provided in Section 6(d): (i) U.S. Government Securities having an aggregate Market Value at least equal to 105% of the Cash Delivery Obligations; and (ii) Reported Securities in an amount at least equal to the Maximum Deliverable Number thereof (if any) or, at Pledgor's election, U.S. Government Securities having an aggregate Market Value at least equal to 150% of such Maximum Deliverable Number of Reported Securities; in each case to be held as substitute or additional Collateral hereunder.


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                 (d) Composition of Pledged Items.  Notwithstanding the
      Pledgor's right to substitute Collateral pursuant to Section 6(b), the Pledgor shall cause the Collateral to include, on the Sale Date, unless Pledgor shall have exercised its Cash Delivery Option, a number of Subordinate Voting Shares {and/or Multiple Voting Shares} (and/or, if an Adjustment Event shall have occurred, Reported Securities) at least equal to the number of Subordinate Voting Shares (and/or, if an Adjustment Event shall have occurred, Reported Securities) required to be delivered under the Forward Purchase Agreement on the Sale Date. If the Pledgor exercises its Cash Delivery Option, then the Pledgor shall cause the Collateral to consist entirely of U.S. Government Obligations or cash at all times from and after the date 25 Business Days prior to the Sale Date.

                 (e) Further Assurances. The Pledgor shall, at his expense and in such manner and form as the Trust or the Collateral Agent may require, give, execute, deliver, file and record any financing statement, notice, instrument, document, agreement or other papers that may be necessary or desirable in order to create, preserve, perfect, substantiate or validate any security interest granted pursuant hereto or to enable the Collateral Agent to exercise and enforce its rights and the rights of the Trust hereunder with respect to such security interest. To the extent permitted by applicable law, the Pledgor hereby authorizes the Collateral Agent to execute and file, in the name of the Pledgor or otherwise, Uniform Commercial Code financing or continuation statements (which may be carbon, photographic, photostatic or other reproductions of this Agreement or of a financing statement relating to this Agreement) which the Collateral Agent in its sole discretion may deem necessary or appropriate to further perfect, or maintain the perfection of the security interests granted hereby.

           6. Administration of the Collateral and Valuation of the Securities.

                 (a) Valuation of Collateral. The Collateral Agent shall determine on each Business Day whether the Pledge Value is at least equal to the Pledge Value Requirement and whether an Insufficiency Determination or Collateral Event of Default shall have occurred and, from and after any substitution of U.S. Government Securities for pledged Subordinate Voting Shares{, or Multiple Voting Shares} or Reported Securities pursuant to paragraph (b) of this Section 6, shall determine the Pledge Value on each Business Day and shall provide written notice of the Pledge Value to the Pledgor.

                 (b) Substitution of Collateral. The Pledgor may substitute Collateral in accordance with the following provisions:

                       (i) Unless an Event of Default or a failure by the
            Pledgor to meet any of its obligations under Section 5(b) or (c) hereof has occurred and is continuing, the Pledgor shall have the right at any time and from time to time to deposit Eligible Collateral with the Collateral Agent in substitution for Pledged Items previously deposited hereunder ("Prior Collateral") and to obtain the release from the Lien hereof of such Prior Collateral.


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                       (ii) If the Pledgor wishes to deposit Eligible Collateral
            with the Collateral Agent in substitution for Prior Collateral, the Pledgor shall (A) give written notice to the Collateral Agent identifying the Prior Collateral to be released from the Lien hereof, (B) deliver to the Collateral Agent concurrently with such Eligible Collateral a certificate of the Pledgor substantially in the form of Exhibit A hereto and dated the date of such delivery,
            (1) identifying the items of Eligible Collateral being substituted for the Prior Collateral and the Prior Collateral that is to be transferred to the Pledgor and (2) certifying that the representations and warranties contained in such Exhibit A hereto are true and correct on and as of the date thereof and (C) deliver to the Collateral Agent concurrently with such Eligible Collateral {or, in the case of Multiple Voting Shares, concurrently with the delivery of such Multiple Voting Shares to the Sub-Collateral Agent in the Province of Ontario} an opinion (dated the date of such delivery) of counsel addressed to the Collateral Agent confirming the representations contained in the second sentence of paragraph 3(b) of Exhibit A hereto. The Pledgor hereby covenants and agrees to take all actions required under Section 6(d) and any other actions necessary to create for the benefit of the Collateral Agent a valid, first priority perfected security interest in, and a first lien upon, such Eligible Collateral deposited with the Collateral Agent {or, in the case of Multiple Voting Shares, the Sub-Collateral Agent} in substitution for Prior Collateral.

                       (iii) No such substitution shall be made unless and until
            the Collateral Agent shall have determined that the aggregate Pledge Value of all of the Collateral at the time of such proposed substitution, after giving effect to the proposed substitution, shall at least equal the Pledge Value Requirement.

                 (c) Additional Collateral. The Pledgor may pledge additional Collateral hereunder at any time. Concurrently with the delivery of any additional Eligible Collateral, the Pledgor shall deliver (i) a certificate of the Pledgor substantially in the form of Exhibit B hereto and dated the date of such delivery, (A) identifying the additional items of Eligible Collateral being pledged and (B) certifying that with respect to such items of additional Eligible Collateral the representations and warranties contained in such Exhibit B hereto are true and correct on and as of the date thereof and (ii) an opinion, dated the date of such delivery, of counsel addressed to the Collateral Agent confirming the representations contained in the second sentence of paragraph 2(b) of Exhibit B hereto. The Pledgor hereby covenants and agrees to take all actions required under Section 6(d) and any other actions necessary to create for the benefit of the Collateral Agent a valid, first priority perfected security interest in, and a first lien upon, such additional Eligible Collateral.

                 (d) Delivery of Collateral. The Pledgor shall deliver all Collateral to the Collateral Agent {(or, in the case of Multiple Voting Shares, to the Sub-Collateral Agent)}in accordance with the following provisions:

                       (i) Pledged Subordinate Voting Shares.  In the case of
            Collateral consisting of Subordinate Voting Shares, by delivery of certificates evidencing such Subordinate Voting Shares, indorsed in blank (together with all signature guarantees and any other documents necessary to permit the Collateral Agent to effect the re-registration thereof without further action by the Pledgor) or registered in the name of the Collateral Agent or its nominee or, if such Subordinate Voting Shares are not issuable in certificated form but are held in book entry form by The Depository Trust Company, by transfer to an account of the Collateral Agent or to an account (other than an account of the Pledgor) designated by the Collateral Agent with The Depository Trust Company;

                       {(ii) Pledged Multiple Voting Shares.  In the case of
            Collateral consisting of Multiple Voting Shares, by delivery of certificates evidencing such Multiple Voting Shares, indorsed in blank (together with all signature guarantees and any other documents necessary to permit the Sub-Collateral Agent to effect the re-registration thereof without further action by the Pledgor) or registered in the name of the [Sub-Collateral Agent][Collateral Agent] or its nominee.}

                       (ii) {iii} Pledged U.S. Government Securities.  In the
            case of Collateral consisting of U.S. Government Securities, by transfer thereof through the Book Entry System of the Federal Reserve System to the account of the Collateral Agent or to an account (other than an account of the Pledgor) designated by the Collateral Agent; and

                       (iii) {iv} Pledged Reported Securities.  In the case of
            Collateral consisting of Reported Securities, by delivery of certificates evidencing such Reported Securities, indorsed in blank (together with all signature guarantees and any other documents necessary to permit the Collateral Agent to effect the re-registration thereof without further action by the Pledgor) or registered in the name of the Collateral Agent or its nominee or, if such Reported Securities are not issuable in certificated form but are held in book entry form by The Depository Trust Company or CDS & Co., by transfer to an account of the Collateral Agent or to an account (other than an account of the Pledgor) designated by the Collateral Agent with The Depository Trust Company. Each such delivery of Reported Securities shall be accompanied by an opinion of counsel satisfactory to the Collateral Agent that the Collateral Agent has obtained a valid, first priority perfected security interest in, and a first lien upon, such Reported Securities.

                 Upon delivery of any Pledged Item under this Collateral Agreement, the Collateral Agent shall examine such Pledged Item and any opinions and certificates delivered pursuant to Sections 6(b), 6(c), 6(d)(iii){(iv)} or otherwise pursuant to the terms hereof in connection therewith to determine that they comply as to form with the requirements for Eligible Collateral. Immediately following the delivery to the Collateral Agent of any Collateral in the form of certificates indorsed in blank, the Collateral Agent shall cause all such certificates to be re-registered on the books of the applicable transfer agent into the name of the Collateral Agent or its nominee {(which may be the Sub-Collateral Agent)}, and shall thereafter maintain all such Collateral in such form until the termination of this Agreement; provided, however, that at any time following such delivery to the Collateral Agent, the Collateral Agent may cause any such certificates to be deposited with The Depository Trust Company and thereafter hold such certificates in book-entry form. The Pledgor hereby designates the Collateral Agent as the person in whose name any Collateral held in book entry form in the Federal Reserve System shall be registered.

                 (e) Insufficiency Determination.

                       (i) If on any Business Day the Collateral Agent
            determines that the aggregate Pledge Value of the Collateral is less than the Pledge Value Requirement (any such determination, an "Insufficiency Determination"), the Collateral Agent shall, by telephone call to an Authorized Representative of the Pledgor followed by a written confirmation of such call, promptly notify the Pledgor of such determination and of the amount of the insufficiency.

                       (ii) If, by 4:00 p.m., New York City time on the Canadian
            Business Day following the day on which telephonic notice shall have been given pursuant to the preceding paragraph (e)(i), the Pledgor shall have failed to deliver, in the manner set forth in paragraphs
            (c) and (d) of this Section 6, sufficient additional Eligible Collateral so that, after giving effect to such delivery (and taking into account that Subordinate Voting Shares{, Multiple Voting Shares} and Reported Securities in excess of the Maximum Deliverable Number thereof shall not constitute Eligible Collateral), the aggregate Pledge Value of the Collateral, as of such Canadian Business Day, is at least equal to the Pledge Value Requirement, then (x) the Collateral Requirement with respect to any U.S. Government Securities pledged hereunder (other than in respect of Cash Delivery Obligations) shall be increased from 150% to 200%, and
            (y) unless a Collateral Event of Default shall have occurred and be continuing, the Collateral Agent shall:

                             (A) commence sales, in the manner described in
                  paragraph (iii) below, of such portion of the Collateral consisting of U.S. Government Securities as may be required to be sold in order to generate proceeds sufficient to purchase Subordinate Voting Shares and/or, after an Adjustment Event, Reported Securities, as described in the following clause (B); and

                             (B) commence purchases, in the manner described in
                  paragraph (iii) below, of Subordinate Voting Shares and/or, after an Adjustment Event, Reported Securities, in an amount sufficient to cause the aggregate Pledge Value of the Collateral to be at least equal to the Pledge Value Requirement.

           Notwithstanding the foregoing, the Collateral Agent shall discontinue sales and purchases pursuant to the preceding clauses (A) and (B), respectively, if at any time a Collateral Event of Default shall have occurred and be continuing. The Collateral Agent shall determine the Market Value and the Pledge Value of the Collateral after each purchase of Subordinate Voting Shares or Reported Securities pursuant to the preceding clause (B) in order to determine whether the Pledge Value Requirement is met and whether a Collateral Event of Default has occurred. Solely for purposes of such calculation, the Market Value of the Subordinate Voting Shares or Reported Securities shall be: (x) the most recent sales price as reported in the composite transactions for the principal securities exchange on which the Subordinate Voting Shares or Reported Securities, as the case may be, are then listed or, if such securities are not so listed, the last quoted ask price for such securities in the over-the-counter market as reported by The NASDAQ National Market or, if not so reported, by the National Quotation Bureau or a similar organization; or (y) if higher, in the case of Subordinate Voting Shares, the most recent available Closing Price.

           A "Collateral Event of Default" shall mean, at any time, the occurrence of any of the following: (x) failure of the aggregate Market Value of the Collateral to equal or exceed the Pledge Value Requirement;
      (y) failure of the Market Value of any U.S. Government Securities pledged at such time (not including any U.S. Government Securities pledged in respect of Cash Delivery Obligations at such time) to have an aggregate Market Value of at least 105% of the Market Value of a number of Subordinate Voting Shares (and/or, from and after any Adjustment Event, Reported Securities) equal to (A) the Maximum Deliverable Number thereof minus (B) the number thereof pledged as Collateral hereunder at such time; or (z) from and after any Adjustment Event, failure of the U.S. Government Securities pledged in respect of Cash Delivery Obligations to have an aggregate Market Value at least equal to 105% of the Cash Delivery Obligations at such time, if, in the case of a failure described in this clause (z), such failure shall continue to be in effect at 4:00 p.m., New York City time, on the Business Day following the day on which telephonic notice in respect thereof shall have been given pursuant to paragraph
      (e)(i) above. For purposes of this Agreement, the portion of any pledged U.S. Government Securities that shall be deemed to be in respect of Cash Delivery Obligations at any time shall be a portion having a Market Value equal to 105% of the Cash Delivery Obligations at such time (or, if less, the aggregate Market Value of all U.S. Government Securities pledged at such time).

                       (iii) Collateral sold and Subordinate Voting Shares or
            shares of Reported Securities purchased by the Collateral Agent pursuant to the preceding paragraphs (e)(ii)(A) and (B) may be sold and purchased on any securities exchange or in any over-the-counter market or in any private purchase transaction, and at such price or prices, in each case as the Collateral Agent may deem satisfactory. The Pledgor covenants and agrees that it will execute and deliver such documents and take such other action as the Collateral Agent deems necessary or advisable in order that any such sales and purchases may be made in compliance with law.

                 (f) Release of Excess Collateral. If on any Business Day the Collateral Agent determines that the aggregate Pledge Value of the Pledgor's Eligible Collateral exceeds the Pledge Value Requirement and no Event of Default or failure by the Pledgor to meet any of its obligations under Sections 5 or 6 hereof has occurred and is continuing, the Pledgor may obtain the release from the Lien hereof of any Collateral having an aggregate Pledge Value on such Business Day less than or equal to such excess, upon delivery to the Collateral Agent of a written notice from an Authorized Representative of the Pledgor indicating the items of Collateral to be released. Such Collateral shall be released only after the Collateral Agent shall have determined that the aggregate Pledge Value of all of the Collateral remaining after such release as determined on such Business Day is at least equal to the Pledge Value Requirement.

                 (g) Delivery of Forward Purchase Agreement Consideration. On the Sale Date, unless Pledgor shall have exercised its Cash Delivery Option, the Collateral Agent shall deliver to the Trust Subordinate Voting Shares (and/or, if an Adjustment Event shall have occurred, Reported Securities) then held by it hereunder representing the number of Subordinate Voting Shares (and/or, if an Adjustment Event shall have occurred, Reported Securities) then required to be delivered under the Forward Purchase Agreement. Upon such delivery, the Trust shall hold such Subordinate Voting Shares and/or Reported Securities, as the case may be, absolutely and free from any claim or right whatsoever. {On or immediately prior to the Sale Date, any Multiple Voting Shares held as Collateral at such time shall be converted into an equivalent number Subordinate Voting Shares before delivery to the Trust. In no event shall Multiple Voting Shares be delivered to the Trust on the Sale Date. Upon such conversion and delivery, the Trust shall hold the resulting Subordinate Voting Shares absolutely and free from any claim or right whatsoever.}

                 (h) Investment of Cash Collateral. The Collateral Agent shall invest any cash received by it pursuant to Section 6.2 of the Forward Purchase Agreement in U.S. Treasury Securities maturing on or before the Sale Date.

           7. Income and Voting Rights on Collateral.

                 (a) Unless an Event of Default or failure by the Pledgor to meet any of Pledgor's obligations under Section 5(b) or (c) hereof has occurred and is continuing, the Pledgor shall be entitled to receive for Pledgor's own account all dividends, interest and, if any, principal and premium relating to all of the Collateral, unless the payment thereof to the Pledgor would reduce the aggregate Pledge Value of the Collateral below the Pledge Value Requirement. The Collateral Agent agrees to remit to the Pledgor on the Business Day received or the first Business Day thereafter all such payments received by it. If an Event of Default or failure by the Pledgor to meet any of its obligations under Section 5(b) or (c) hereof has occurred and is continuing, all such payments made or accrued after and during the continuance of such Event of Default or failure shall be retained by the Collateral Agent, and any such payments which are received by the

      Pledgor shall be received in trust for the benefit of the Trust, shall be segregated from other funds of the Pledgor and shall forthwith be paid over to the Collateral Agent. Any such payments so retained by, or paid over to, the Collateral Agent shall be held by the Collateral Agent as Collateral hereunder.

                 (b) Unless an Event of Default has occurred and is continuing, the Pledgor shall have the right, from time to time, to vote and to give consents, ratifications and waivers with respect to the Collateral, and the Collateral Agent shall promptly deliver to the Pledgor such proxies, powers of attorney, consents, ratifications and waivers in respect of any of the Collateral which is registered in the name of the Collateral Agent or its nominee and shall further deliver such documents and instruments as shall be specified in a written request by the Pledgor.

                 If an Event of Default shall have occurred and be continuing, the Collateral Agent shall have the right to the extent permitted by law, and the Pledgor shall take all such action as may be necessary or appropriate to give effect to such right, to vote and to give consents, ratifications and waivers, and take any other action with respect to any or all of the Collateral with the same force and effect as if the Collateral Agent were the absolute and sole owner thereof.

           8. Remedies upon Events of Default.

                 (a) If any Event of Default shall have occurred and be continuing, the Collateral Agent may exercise on behalf of the Trust all the rights of a secured party under the UCC (whether or not in effect in the jurisdiction where such rights are exercised) and, in addition, without being required to give any notice, except as herein provided or as may be required by mandatory provisions of law, shall: (i) deliver all Collateral consisting of Subordinate Voting Shares {(with all Collateral held in the form of Multiple Voting Shares being immediately converted into Subordinate Voting Shares before delivery to the Trust)} or Reported Securities (but not, in either case, in excess of the number of shares thereof deliverable under the Forward Purchase Agreement at such time) to the Trust on the date of the notice delivered to the Collateral Agent pursuant to Section 7(C) of the Forward Purchase Agreement relating to such Event of Default (or, in the case of an Event of Default described in clause (iii), (iv) or (v) of the definition thereof, on the Sale Date) (in either case, the "Delivery Date"), whereupon the Trust shall hold such Subordinate Voting Shares or Reported Securities absolutely free from any claim or right of whatsoever kind, including any equity or right of redemption of the Pledgor which may be waived, and the Pledgor, to the extent permitted by law, hereby specifically waives all rights of redemption, stay or appraisal which Pledgor has or may have under any law now existing or hereafter adopted; and (ii) if such delivery shall be insufficient to satisfy in full all of the obligations of Pledgor under the Forward Purchase Agreement, sell all of the remaining Collateral, or such lesser portion thereof as may be necessary to generate proceeds sufficient to satisfy in full all of the obligations of Pledgor under the Forward Purchase Agreement, at public or private sale or at any broker's board or on any securities exchange, for cash, upon credit or for future delivery, and at such price or prices as the Collateral Agent may deem satisfactory. The Pledgor covenants and agrees to execute and deliver such documents and take such other action as the Collateral Agent deems necessary or advisable in order that any such sale may be made in compliance with law. Upon any such sale the Collateral Agent shall have the right to deliver, assign and transfer to the purchaser thereof the Collateral so sold. Each purchaser at any such sale shall hold the Collateral so sold absolutely and free from any claim or right of whatsoever kind, including any equity or right of redemption of the Pledgor which may be waived, and the Pledgor, to the extent permitted by law, hereby specifically waives all rights of redemption, stay or appraisal which Pledgor has or may have under any law now existing or hereafter adopted. The notice (if any) of such sale required by Article 9 of the UCC shall (1) in case of a public sale, state the time and place fixed for such sale, (2) in case of sale at a broker's board or on a securities exchange, state the board or exchange at which such sale is to be made and the day on which the Collateral, or the portion thereof so being sold, will first be offered for sale at such board or exchange, and (3) in the case of a private sale, state the day after which such sale may be consummated. Any such public sale shall be held at such time or times within ordinary business hours and at such place or places as the Collateral Agent may fix in the notice of such sale. At any such sale the Collateral may be sold in one lot as an entirety or in separate parcels, as the Collateral Agent may determine. The Collateral Agent shall not be obligated to make any such sale pursuant to any such notice. The Collateral Agent may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for the sale, and such sale may be made at any time or place to which the same may be so adjourned. In case of any sale of all or any part of the Collateral on credit or for future delivery, the Collateral so sold may be retained by the Collateral Agent until the selling price is paid by the purchaser thereof, but the Collateral Agent shall not incur any liability in case of the failure of such purchaser to take up and pay for the Collateral so sold and, in case of any such failure, such Collateral may again be sold upon like notice. The Collateral Agent, instead of exercising the power of sale herein conferred upon it, may proceed by a suit or suits at law or in equity to foreclose the security interests and sell the Collateral, or any portion thereof, under a judgment or decree of a court or courts of competent jurisdiction.

                 (b) Power of Attorney. The Collateral Agent is hereby irrevocably appointed the true and lawful attorney of the Pledgor with full power and authority, in the name and stead of the Pledgor, to do all of the following: (i) upon any delivery or sale of all or any part of any Collateral made either under the power of delivery or sale given hereunder or under judgment or decree in any judicial proceedings for foreclosure or otherwise for the enforcement of this Collateral Agreement, to make all necessary deeds, bills of sale and instruments of assignment, transfer or conveyance of the property thus delivered or sold; (ii) upon the occurrence of an Adjustment Event while any Subordinate Voting Shares {or Multiple Voting Shares }are Pledged Items, to take any necessary actions with respect to such Subordinate Voting Shares {or Multiple Voting Shares }to cause the Pledged Items to conform to the requirements of this Collateral Agreement following the occurrence of the Adjustment Event, including, without limitation, the tender of Subordinate Voting Shares {or Multiple Voting Shares }and the sale of property (other than Reported Securities) received in respect of Subordinate Voting Shares {or Multiple Voting Shares}. For such purposes the Collateral Agent may execute all necessary documents and instruments. This power of attorney shall be deemed coupled with an interest, and the Pledgor hereby ratifies and confirms all that his attorneys acting under such power, or such attorneys' successors or agents, shall lawfully do by virtue of this Collateral Agreement. If so requested by the Collateral Agent, by the Trustees or by any purchaser of the Collateral or a portion thereof, the Pledgor shall further ratify and confirm any such delivery or sale by executing and delivering to the Collateral Agent, to the Trustees or to such purchaser or purchasers at the expense of the Pledgor all proper deeds, bills of sale, instruments of assignment, conveyance of transfer and releases as may be designated in any such request. The Pledgor's obligations and authorizations hereunder shall not be terminated by operation of law or the occurrence of any event whatsoever.

                 (c) Application of Collateral and Proceeds. In the case of an Event of Default, the Collateral Agent may proceed to realize upon the security interest in the Collateral against any one or more of the types of Collateral, at any one time, as the Collateral Agent shall determine in its sole discretion subject to the foregoing provisions of this Section 8. The proceeds of any sale of, or other realization upon, or other receipt from, any of the Collateral remaining after delivery to the Trust pursuant to Section 8(a) shall be applied by the Collateral Agent in the following order of priorities:

                      (i) first, to the payment to the Trust of an amount equal
            to: (A) the aggregate Market Value of a number of Subordinate Voting Shares equal to (1) the number of Subordinate Voting Shares required to be delivered under the Forward Purchase Agreement on the Delivery Date minus (2) the number of Subordinate Voting Shares delivered by the Collateral Agent to the Trust on the Delivery Date as described above; or (B) from and after an Adjustment Event, the sum of (1) the Cash Delivery Obligations on the Delivery Date and (2) the aggregate Market Value on the Delivery Date of a number of Reported Securities (and, if applicable, Subordinate Voting Shares) equal to (x) the number thereof required to be delivered on the Delivery Date under
            Section 6.2 of the Forward Purchase Agreement minus (y) the number thereof delivered by the Collateral Agent to the Trust on the Delivery Date as described above; or (C) if the Pledgor shall have exercised its Cash Delivery Option, the amount of cash required to be delivered under Section 1.3(d) of the Forward Purchase Agreement minus the amount of cash so delivered;

                      (ii) second, to the payment to the Collateral Agent of the expenses of such sale or other realization, including reasonable compensation to the Collateral Agent and its agents and counsel, and all expenses, liabilities and advances incurred or made by the Collateral Agent in connection therewith, including brokerage fees in connection with the sale by the Collateral Agent of any Pledged Item; and

                      (iii) finally, if all of the obligations of the Pledgor
            hereunder and under the Forward Purchase Agreement have been fully discharged or sufficient funds have been set aside by the Collateral Agent at the request of the Pledgor for the discharge thereof, any remaining proceeds shall be released to the Pledgor.

            9. The Collateral Agent.

     The Collateral Agent accepts its duties and responsibilities hereunder as agent for the Trust on and subject to the following terms and conditions:

                 (a) Performance of Duties. The Collateral Agent undertakes to perform such duties and only such duties as are expressly set forth herein and, beyond the exercise of reasonable care in the performance of such duties, no implied covenants or obligations shall be read into this Collateral Agreement against the Collateral Agent. No provision hereof shall be construed to relieve the Collateral Agent from liability for its own grossly negligent action, grossly negligent failure to act or its own willful misconduct, subject to the following:

                      (i) The Collateral Agent may consult with counsel, and the advice or opinion of such counsel shall be full and complete authorization and protection in respect of an action taken or suffered hereunder in good faith and in accordance with such advice or opinion of counsel.

                      (ii) The Collateral Agent shall not be liable with respect to any action taken, suffered or omitted by it in good faith (A) reasonably believed by it to be authorized or within the discretion or rights or powers conferred on it by this Collateral Agreement or
            (B) in accordance with any direction or request of the Trustees.

                      (iii) The Collateral Agent shall not be liable for any
            error of judgment made in good faith by any of its officers, unless the Collateral Agent was grossly negligent in ascertaining the pertinent facts.

                      (iv) In the absence of bad faith on its part, the
            Collateral Agent may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any note, notice, resolution, consent, certificate, affidavit, letter, telegram, teletype message, statement, order or other document believed by it to be genuine and correct and to have been signed or sent by the proper Person or Persons.

                      (v) No provision of this Collateral Agreement shall
            require the Collateral Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

                       (vi) The Collateral Agent may perform any duties
            hereunder either directly or by or through agents or attorneys, and the Collateral Agent shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder. In furtherance thereof, any subsidiary owned or controlled by the Collateral Agent, or its successors, as agent for the Collateral Agent, may perform any or all of the duties of the Collateral Agent relating to the valuation of securities and other instruments constituting Collateral hereunder.

                       (vii) In no event shall the Collateral Agent be
            personally liable for any taxes or other governmental charges imposed upon or in respect of (A) the collateral or (B) the income or other distributions thereon.

                       (viii) Unless and until the Collateral Agent shall have
            received notice from the Pledgor, or unless and until a Responsible Officer of the Collateral Agent shall have actual knowledge to the contrary, the Collateral Agent shall be entitled to deem and treat all Collateral delivered to it hereunder as Eligible Collateral hereunder, provided that the Collateral Agent has carried out the duties specified in Section 6 with respect to such Collateral at the time of delivery thereof.

                       (ix) Nothing herein, express or implied, shall constitute
            a delegation to the Collateral Agent of the duties and responsibilities of a "foreign collateral manager," within the meaning of Rule 17f-5 under the Investment Company Act, with respect to any foreign agent or sub-custodian appointed to hold any securities or other instruments constituting Collateral hereunder.

           The Collateral Agent shall not be responsible for the correctness of the recitals and statements herein which are made by the Pledgor or for any statement or certificate delivered by the Pledgor pursuant hereto. Except as specifically provided herein, the Collateral Agent shall not be responsible for the validity, sufficiency, collectibility or marketability of any Collateral given to or held by it hereunder or for the validity or sufficiency of the Forward Purchase Agreement or the Lien on the Collateral purported to be created hereby.

                 (b) Knowledge. The Collateral Agent shall not be deemed to have knowledge of any Event of Default (except a Collateral Event of Default), unless and until a Responsible Officer of the Collateral Agent shall have actual knowledge thereof or shall have received written notice thereof.

                 (c) Merger. Any corporation or association into which the Collateral Agent may be converted or merged, or with which it may be consolidated, or to which it may sell or transfer its agency business and assets as a whole or substantially as a whole, or any corporation or association resulting from any such conversion, sale, merger, consolidation or transfer to which it is a party, shall, subject to the prior written consent of the Trust, be and become a successor Collateral Agent hereunder and vested with all of the title to the Collateral and all of the powers, discretions, immunities, privileges and other matters as was its predecessor without, except as provided above, the execution or filing of any instrument or any further act, deed or conveyance on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

                 (d) Resignation. The Collateral Agent and any successor Collateral Agent may at any time resign by giving thirty days' written notice by registered or certified mail to the Pledgor and notice to the Trust in accordance with the provisions of Section 10(d) hereof. Such resignation shall take effect upon the appointment of a successor Collateral Agent by the Trust.

                 (e) Removal. The Collateral Agent may be removed at any time by an instrument or concurrent instruments in writing delivered to the Collateral Agent and to the Pledgor and signed by the Trust.

                 (f) Appointment of Successor.

                       (i) If the Collateral Agent hereunder shall resign or be
            removed, or be dissolved or shall be in the course of dissolution or liquidation or otherwise become incapable of action hereunder, or if it shall be taken under the control of any public officer or officers or of a receiver appointed by a court, a successor may be appointed by the Trust by an instrument or concurrent instruments in writing signed by the Trust or by its attorneys in fact fully authorized a copy of such instrument or concurrent instruments shall be sent by registered mail to the Pledgor.

                       (ii) Every such temporary or permanent successor
            Collateral Agent appointed pursuant to the provisions hereof shall be a trust company or bank in good standing, having a reported capital and surplus of not less than US$100,000,000 and capable of holding the Collateral {(other than the Multiple Voting Shares)} in the State of New York, if there be such an institution willing, qualified and able to accept the duties of the Collateral Agent hereunder upon customary terms.

                 (g) Acceptance by Successor. Every temporary or permanent successor Collateral Agent appointed hereunder shall execute, acknowledge and deliver to its predecessor and also to the Pledgor an instrument in writing accepting such appointment hereunder, whereupon such successor, without any further act, deed or conveyance, shall become fully vested with all the estates, properties, rights, powers, duties and obligations of its predecessors. Such predecessor shall, nevertheless, on the written request of its successor or the Pledgor, execute and deliver an instrument transferring to such successor all the estates, properties, rights and powers of such predecessor hereunder. Every predecessor Collateral Agent shall deliver all Collateral held by it as the Collateral Agent hereunder to its successor. Should any instrument in writing from the Pledgor be required by a successor Collateral Agent for more fully and certainly vesting in such successor the estates, properties, rights, powers, duties and obligations hereby vested or intended to be vested in the predecessor, any and all such instruments in writing shall, at the request of the temporary or permanent successor Collateral Agent, be forthwith executed, acknowledged and delivered by the Pledgor.

           10. Miscellaneous.

                 (a) Benefit of Agreement; Successors and Assigns. Whenever any of the parties hereto is referred to, such reference shall be deemed to include the successors and assigns of such party. All the covenants and agreements herein contained by or on behalf of the Pledgor and the Collateral Agent shall bind, and inure to the benefit of, their respective successors and assigns whether so expressed or not, and shall be enforceable by and inure to the benefit of the Trust and its successors and assigns.

                 (b) Separability. To the extent permitted by law, the unenforceability or invalidity of any provision or provisions of this Collateral Agreement shall not render any other provision or provisions herein contained unenforceable or invalid.

                 (c) Amendments and Waivers. Any term, covenant, agreement or condition of this Collateral Agreement may be amended or compliance therewith may be waived (either generally or in a particular instance and either retrospectively or prospectively) but only by a writing signed by the Collateral Agent, the Pledgor and the Trust.

                 (d) Notices.

                       (i) Any notice provided for herein, unless otherwise
            specified, shall be in writing (including transmittals by telex or telecopier) and shall be given to a party at the address set forth opposite such party's name on the signature pages hereto or at such other address as may be designated by notice duly given in accordance with this Section 10(d) to each other party hereto.

                       (ii) Each such notice given pursuant to paragraph (i)
            shall be effective (A) if sent by certified mail (return receipt requested), 72 hours after being deposited in the Canadian or United States mail, postage prepaid; (B) if given by telex or telecopier, when such telex or telecopied notice is transmitted; or (C) if given by any other means, when delivered at the address specified in this
            Section 10(d).

                 (e) Governing Law.

                       (i) This Collateral Agreement shall in all respects be
            construed in accordance with and governed by the laws of the State of New York; provided that as to Pledged Items located in any jurisdiction other than the State of New

            York, the Collateral Agent on behalf of the Trust shall have all of the rights to which a secured party is entitled under the laws of such other jurisdiction.

                       (ii) The Pledgor hereby irrevocably submits to the
            jurisdiction of any New York State or United States Federal court sitting in the Borough of Manhattan in The City of New York and any appellate court related thereto in any action or proceeding arising out of or relating to this Collateral Agreement and the Pledgor hereby irrevocably agrees that all claims in respect of such action or proceeding may be heard and determined in such New York State court or in such United States Federal court. The Pledgor hereby irrevocably waives, to the fullest extent it may effectively do so, the defense of an inconvenient forum to the maintenance of such action or proceeding. The Pledgor hereby irrevocably appoints Novo Industries, L.P. (the "Process Agent"), with an office on the date hereof at 7611 Railhead Lane, Houston, Texas 77086, United States, United States,] as its agent to receive on behalf of the Pledgor and its property service of copies of the summons and complaint and any other process which may be served in any such action or proceeding. Such service may be made (A) by delivering a copy of such process to the Pledgor in care of the Process Agent at the Process Agent's above address, and the Pledgor hereby irrevocably authorizes and directs the Process Agent to accept such service on its behalf, or
            (B) by the mailing of copies of such process to the Pledgor at its address specified in Section 10(d). The Pledgor agrees that a final and nonappealable judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this
            Section 10(e) shall affect the right of the Trust or the Collateral Agent to serve legal process in any other manner permitted by law or affect the right of the Trust or the Collateral Agent to bring any action or proceeding against the Pledgor or its property in the courts of any other jurisdictions.

                       (iii) To the extent that the Pledgor has or hereafter may
            acquire any immunity from jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) with respect to itself or its property, the Pledgor hereby irrevocably waives, to the fullest extent it may legally do so, such immunity in respect of its obligations under this Collateral Agreement and, without limiting the generality of the foregoing, agrees that the waivers set forth in this subsection (iii) shall have the fullest scope permitted under the Foreign Sovereign Immunities Act of 1976 of the United States, as amended, and are intended to be irrevocable for purposes of such Act.

                 (f) Judgment Currency Indemnity.

                       (i) If for the purposes of obtaining judgment in any
            court it is necessary to convert a sum due hereunder in United States dollars into another currency, the parties hereto agree, to the fullest extent that they may effectively do so, that the rate of exchange used shall be that at which in accordance with normal banking procedures the Collateral Agent could purchase United States dollars with such other currency in the New York City foreign exchange market at or about 11:00 A.M. (New York City time) on the Business Day preceding that on which final judgment is given for delivery on the following Business Day.

                       (ii) The obligation of  the Pledgor in respect of any sum
            due from it to the Collateral Agent hereunder shall, notwithstanding any judgment in a currency other than United States dollars, be discharged only to the extent that on the Business Day following receipt by the Collateral Agent of any sum adjudged to be so due in such other currency the Collateral Agent may in accordance with normal banking procedures purchase United States dollars with such other currency; if the United States dollars so purchased are less than the sum originally due to the Collateral Agent in United States dollars, the Pledgor agrees as a separate obligation and notwithstanding any such judgment, to indemnify the Collateral Agent against such loss and if the United States dollars so purchased exceed the sum originally due to the Collateral Agent in United States dollars, the Collateral Agent agrees to remit to the Pledgor such excess.

                 (g) Counterparts. This Collateral Agreement may be executed, acknowledged and delivered in any number of counterparts and such counterparts taken together shall constitute one and the same instrument.

                 (h) Application of Bankruptcy Code. The parties hereto acknowledge and agree that the Collateral Agent is a "financial institution" within the meaning of Section 101(22) of Title 11 of the United States Code (the "Bankruptcy Code") and is acting as agent and custodian for the Trust in connection with the Forward Purchase Agreement and that the Trust is a "customer" of the Collateral Agent within the meaning of said Section 101(22).

           11. Termination of Collateral Agreement.

     This Collateral Agreement and the rights hereby granted by the Pledgor in the Collateral shall cease, terminate and be void upon fulfillment of all of the obligations of the Pledgor under the Forward Purchase Agreement, and the Pledgor shall have no further liability hereunder upon such termination. Any Collateral remaining at the time of such termination shall be fully released and discharged from the Lien hereof and delivered to the Pledgor by the Collateral Agent, all at the expense of the Pledgor.

           12. No Personal Liability of Trustees.

     By executing this Collateral Agreement none of the Trustees assumes any personal liability hereunder.

     IN WITNESS WHEREOF, the Pledgor has caused this Collateral Agreement to be duly executed on its behalf, the Collateral Agent has caused this Collateral Agreement to be duly executed on its behalf, and the Trust has caused this Collateral Agreement to be duly executed on its behalf as of the date hereof.


                                       PLEDGOR:

                                       By:
                                           Name:
                                           Title:

                                       Address for Notices:

                                       Attention:


                                       COLLATERAL AGENT:

                                       THE BANK OF NEW YORK
                                       as Collateral Agent

                                       By:
                                           Name:
                                           Title:

                                       Address for Notices:
                                       101 Barclay Street
                                       New York, New York  10286
                                       Attention:  Mark G. Walsh

                                       THE TRUST:

                                       DECS TRUST II


                                       By:
                                           Donald J. Puglisi,
                                           as Trustee

                                       By:
                                           William R. Latham, III,
                                           as Trustee

                                       By:
                                           James B. O'Neill,
                                           as Trustee



                                       Address for Notices:
                                       c/o Puglisi & Associates
                                       850 Library Avenue, Suite 204
                                       Newark, Delaware  19715
                                       Attention:  Donald J. Puglisi

                                   Exhibit A
                                       to
                              Collateral Agreement

                     CERTIFICATE FOR SUBSTITUTED COLLATERAL

The undersigned, _____________ (the "Pledgor"), hereby certifies, pursuant to
Section 6(b) of the Collateral Agreement dated as of _________, 1997 among the Pledgor, The Bank of New York, as Collateral Agent, and DECS TRUST II (the "Collateral Agreement"; terms defined in the Collateral Agreement being used herein as defined therein), that:

     1. The Pledgor is delivering the following securities to the Collateral Agent to be held by the Collateral Agent as substituted Collateral (the "Substituted Collateral"):

     2. The Pledgor requests that the Collateral Agent transfer to the Pledgor the following Prior Collateral, pursuant to Section 6(b) of the Collateral
Agreement:

     3. The Pledgor hereby represents and warrants to the Collateral Agent and the Trust that:

          (a) Consents to Transfer. No Transfer Restrictions exist with respect to or otherwise apply to the assignment of, or transfer by the Pledgor of possession of, any items of Substituted Collateral to the Collateral Agent under the Collateral Agreement, or the subsequent sale or transfer of such items of Substituted Collateral by the Collateral Agent pursuant to the terms of the Collateral Agreement.

          (b) Title to Collateral; Perfected Security Interest. The Pledgor has good and marketable title to the Substituted Collateral, free of all Liens (other than the Lien created by the Collateral Agreement and Transfer Restrictions {(other than Transfer Restrictions imposed by the Stock Control Agreement)}. Upon delivery of the Collateral to the Collateral Agent, the Collateral Agent will obtain a valid, first priority perfected security interest in, and a first lien upon, such Substituted Collateral subject to no other Lien. None of such Substituted Collateral is or shall be pledged by the Pledgor as collateral for any other purpose.

     This Certificate may be relied upon by the Trust as fully and to the same extent as if this Certificate had been specifically addressed to the Trust.

     IN WITNESS WHEREOF, the undersigned has executed this Certificate this _____ day of ____________, 199__.


                                        Name:
                                        Title:

                                   Exhibit B

                                       to

                              Collateral Agreement

                     CERTIFICATE FOR ADDITIONAL COLLATERAL

     The undersigned, __________________ (the "Pledgor"), hereby certifies, pursuant to Section 6(c) of the Collateral Agreement, dated as of , 1997, among the Pledgor, The Bank of New York, as Collateral Agent and DECS TRUST II (the "Collateral Agreement"; terms defined in the Collateral Agreement being used herein as defined therein), that:

     1. The Pledgor is delivering the following securities to the Collateral Agent to be held by the Collateral Agent as additional Collateral (the "Additional Collateral"):

     2. The Pledgor hereby represents and warrants to the Collateral Agent that:

          (a) Consents to Transfer. No Transfer Restrictions exist with respect to or otherwise apply to the assignment of, or transfer by the Pledgor of possession of, any items of Additional Collateral to the Collateral Agent under the Collateral Agreement, or the subsequent sale or transfer of such items of Additional Collateral by the Collateral Agent pursuant to the terms of the Collateral Agreement.

          (b) Title to Collateral; Perfected Security Interest. The Pledgor has good and marketable title to the Additional Collateral, free of all Liens (other than the Lien created by the Collateral Agreement) and Transfer Restrictions {(other than Transfer Restrictions created by the Stock Control Agreement)}. Upon delivery of the Collateral to the Collateral Agent, the Collateral Agent will obtain a valid, first priority perfected security interest in, and a first lien upon, such additional Collateral subject to no other Lien. None of such Additional Collateral is or shall be pledged by the Pledgor as collateral for any other purpose.

     This Certificate may be relied upon by the Trust as fully and to the same extent as if this Certificate had been specifically addressed to the Trust.

     IN WITNESS WHEREOF, the undersigned has executed this Certificate this _____ day of ____________, 199__.


                                        Name:
                                        Title:



                                       4